OFFER BY

                           THE ASIA TIGERS FUND, INC.

                              TO PURCHASE FOR CASH
                  UP TO 25% OF THE FUND'S OUTSTANDING SHARES OF
                                  COMMON STOCK

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,
            NEW YORK CITY TIME, ON MARCH 15, 2002 OR SUCH LATER DATE
               TO WHICH THE OFFER IS EXTENDED ("TERMINATION DATE")


THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

                                                               February 15, 2002

To Our Clients:

      Enclosed for your consideration is the Offer to Purchase, dated February 15, 2002, of The Asia Tigers Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end, diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 25% of the Fund's outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), upon the terms and conditions set forth in the Offer.

      The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

      Your attention is called to the following:

            (1) The purchase price to be paid for the Shares is an amount per Share, equal to 95% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on March 15, 2002, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated on the last business day of each week (generally Friday) and may be obtained by calling Georgeson Shareholder Communications Inc., the Fund's Information Agent, toll free at 866-514-6804 or collect at 212-440-9800 (Attention: Artie Kenniff) or by calling the Fund toll free at 800-421-4777.

            (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

            (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 11:59 p.m., New York City time, on March 15, 2002, or such later date to which the Offer is extended (the "Termination Date").

            (4) No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Stockholders may be obligated to pay brokerage commissions, or subject to Instruction 7, "Stock Transfer Taxes," of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

            (5) Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

      An  envelope  to  return  your  instructions  to  us  is  enclosed.   YOUR
INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

      The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the applicable law.

      NONE OF THE FUND, ITS BOARD OF DIRECTORS NOR THE INVESTMENT MANAGER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH STOCKHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated February 15, 2002 relating to The Asia Tigers Fund, Inc. (the "Fund") to purchase up to 25% of the Fund's outstanding shares of Common Stock, par value $0.001 per share (the "Shares").

      This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

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                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                                 ________ Shares

                     ENTER NUMBER OF SHARES TO BE TENDERED.
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                                    ODD LOTS

      This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 shares. The undersigned:

[] Is the beneficial or record owner of an aggregate of not more than 99 Shares, all of which are being tendered, and hereby represents that the above indicated information is true and correct as to the undersigned.

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                                  SIGNATURE BOX


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                                 (SIGNATURE(S))


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                     (PLEASE PRINT NAME(S) AND ADDRESS HERE)

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                          (AREA CODE AND TELEPHONE NO.)


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               (TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER)


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Date:___________________________________ , 2002

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